SPITZER & FELDMAN P.C.
                                 405 Park Avenue
                               New York, NY 10022

                                                              November 22, 2000


Satuit Capital Management Trust
146 Front Street, Suite 204
Mill Wharf Plaza
Scituate, Massachusetts 02066,

Gentlemen:

         We have acted as counsel to Satuit Capital Management Trust (the "Trust"), a Delaware business trust, in connection with the preparation and filing of the Registration Statement of the Trust filed on Form N-1A (the "Registration Statement") covering shares of beneficial interest of the Trust, par value $.001 per share.

         We have examined originals or copies of the Certificate of Trust, Declaration of Trust, By-Laws of the Trust, the Registration Statement, and such other trust records, proceedings and documents, including the draft minutes of the Board of Trustees of the Trust, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

         The opinions expressed herein are limited to matters governed by the laws of the State of New York and the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations promulgated thereunder. We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions, except as to matters of Federal law. For purposes of Delaware trust law, we have assumed that for purposes of this opinion that they are substantially similar to those of the State of New York.

         Based upon and subject to the foregoing, we are of the opinion that the shares of beneficial interest, par value $.001 per share, of the Trust, to be issued in accordance with the terms of the limited offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement and when issued and paid for, will constitute validly authorized and legally issued shares of beneficial interest, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Trust's Prospectus and the Statement of Additional Information, included as part of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Spitzer & Feldman P.C.
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                                                     Spitzer & Feldman P.C.